Exhibit 10.1

FIRST AMENDMENT TO CREDIT AGREEMENT

This FIRST AMENDMENT TO CREDIT AGREEMENT (“Amendment”) is dated as of May 8, 2020, and executed by SSGT 3850 Airport Rd, LLC, a Delaware limited liability company, SSGT 500 Laredo St, LLC, a Delaware limited liability company, SSGT 1500 E. Baseline Rd, LLC, a Delaware limited liability company, SSGT 3175 Sweeten Creek Rd, LLC, a Delaware limited liability company, SSGT 1600 Busse Rd, LLC, a Delaware limited liability company, SSGT 12321 Western Ave, LLC, a Delaware limited liability company, SSGT 197 Deaverview Rd, LLC, a Delaware limited liability company, SSGT 75 Highland Center Blvd, LLC, a Delaware limited liability company, SSGT 1027 N Washington Blvd, LLC, a Delaware limited liability company, SSGT 701 Wando Park Blvd, LLC, a Delaware limited liability company, SSGT 18804 Pines Blvd, LLC, a Delaware limited liability company, SSGT 9811 Progress Blvd, LLC, a Delaware limited liability company, SSGT 2380 Fenton St, LLC, a Delaware limited liability company, SSGT 2280 N Custer Rd, LLC, a Delaware limited liability company, SSGT 6888 N Hualapai Way, LLC, a Delaware limited liability company, SSGT 2841 E. Riggs Rd., LLC, a Delaware limited liability company (hereinafter, collectively, “Borrower”), the Lenders, and KEYBANK NATIONAL ASSOCIATION, (hereinafter, the “Administrative Agent”), for itself and for the Lenders in consideration of mutual covenants contained herein and benefits to be derived herefrom.  Unless otherwise defined herein, capitalized terms used herein shall have the same meaning provided for in the Original Credit Agreement.

RECITALS

WHEREAS, Borrower, Administrative Agent and Lenders are parties to that certain Credit Agreement dated as of January 24, 2019 (as amended, the “Original Credit Agreement”), whereby the Lenders have agreed to make loans to Borrower in accordance with the terms and conditions of the Original Credit Agreement; and

WHEREAS, Borrower, Administrative Agent, and the Lenders, have agreed, on the conditions provided for herein, to amend certain terms and provisions of the Original Credit Agreement as set forth herein.

NOW, THEREFORE, in consideration of the above premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Borrower and the Administrative Agent hereby covenant and agree as follows:

1.The following is hereby added to Section 1.01 of the Original Credit Agreement:

“Parent Debt Service Coverage Ratio”  shall mean, tested on quarterly results for each calendar quarter, the ratio of (a) Adjusted EBITDA; to (b) all of the regularly scheduled principal due and payable and regularly scheduled principal paid on the Indebtedness of the Parent (other than amounts paid in connection with balloon maturities and other non-scheduled amortizing payments) and including the Equity Percentage for such amounts for Parent’s Unconsolidated Affiliates plus all Interest Expense.”

Ex. A-1

2.Clause (i) set forth in the definition of “LIBO Rate” in Section 1.01 of the Original Credit Agreement which begins “(i) if the LIBOR Screen Rate shall be less than…” is hereby deleted in its entirety and replaced with the following:

“(i) if the LIBOR Screen Rate shall be less than one half of one percent (0.50%), such rate shall be deemed to be one half of one percent (0.50%) for the purposes of this Agreement; provided further that if the LIBOR Screen Rate shall not be available at such time for such Interest Period (an “Impacted Interest Period”) then the LIBO Rate shall be the Interpolated Rate; provided that if any Interpolated Rate shall be less than one half of one percent (0.50%), such rate shall be deemed to be one half of one percent (0.50%) for purposes of this Agreement, and”

3.The last clause of Section 2.13(c) of the Original Credit Agreement which begins “provided, further, that…” is hereby replaced with the following:

“provided, further, that, if such alternate rate of interest shall be less than one half of one percent (0.50%), such rate shall be deemed to be one half of one percent (0.50%) for the purposes of this Agreement.”

4.The following new Section 2.22 shall be added to the Original Credit Agreement:

§2.22Effect of Benchmark Transition Event.

(a) Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, (i) upon the determination of the Administrative Agent (which shall be conclusive absent manifest error) that a Benchmark Transition Event has occurred or (ii) upon the occurrence of an Early Opt-in Election, as applicable, the Administrative Agent and the Borrower may amend this Agreement to replace the LIBO Rate with a Benchmark Replacement, by a written document executed by the Borrower and the Administrative Agent, subject to the requirements of this Section titled “Effect of Benchmark Transition Event.”  Notwithstanding the requirements of Section 9.02 or anything else to the contrary herein or in any other Loan Document, any such amendment with respect to a Benchmark Transition Event will become effective and binding upon the Administrative Agent, the Borrower and the Lenders at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all Lenders and the Borrower so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders, and any such amendment with respect to an Early Opt-in Election will become effective and binding upon the Administrative Agent, the Borrower and the Lenders on the date that Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders accept such amendment. No replacement of the LIBO Rate with a Benchmark Replacement pursuant to this Section titled “Effect of Benchmark Transition Event” will occur prior to the applicable Benchmark Transition Start Date.

(b) Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.

(c) Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders in writing of (i) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date and Benchmark Transition Start Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes and (iv) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or Lenders pursuant to this Section titled “Effect of Benchmark Transition Event,” including, without limitation, any determination with respect to a tenor, comparable replacement rate or adjustment, or implementation of any Benchmark Replacement Rate Conforming Changes, or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding on all parties hereto absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section titled “Effect of Benchmark Transition Event” and shall not be a basis of any claim of liability of any kind or nature by any party hereto, all such claims being hereby waived individually be each party hereto.

(d) Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a Borrowing of, conversion to or continuation of Eurodollar Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Alternate Base Rate Loans. During any Benchmark Unavailability Period, the components of Alternate Base Rate based upon the LIBO Rate will not be used in any determination of Alternate Base Rate.

(e) Certain Defined Terms. As used in this Section titled “Effect of Benchmark Transition Event”:

“Benchmark Replacement” means the sum of: (a) the alternate benchmark rate (which may include Term SOFR) that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to the LIBO Rate for U.S. dollar-denominated syndicated credit facilities at such time and (b) the Benchmark Replacement Adjustment; provided that, if the Benchmark Replacement as so determined would be less than one half of one percent (0.50%), the Benchmark Replacement will be deemed to be one half of one percent (0.50%) for the purposes of this Agreement.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the LIBO Rate with an Unadjusted Benchmark Replacement for each applicable Interest Period, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the LIBO Rate with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the LIBO Rate with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest and other administrative matters, which changes will not alter the substantive determination of the Benchmark Replacement or the Benchmark Replacement Adjustment) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement).

“Benchmark Replacement Date” means the earlier to occur of the following events with respect to the LIBO Rate:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the LIBO Rate permanently or indefinitely ceases to provide the LIBO Rate; or

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the LIBO Rate:

(1) a public statement or publication of information by or on behalf of the administrator of the LIBO Rate announcing that such administrator has ceased or will cease to provide the LIBO Rate, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the LIBO Rate;

(2) a public statement or publication of information by the regulatory supervisor for the administrator of the LIBO Rate, the U.S. Federal Reserve System, an insolvency official with jurisdiction over the administrator for the LIBO Rate, a resolution authority with jurisdiction over the administrator for the LIBO Rate or a court or an entity with similar insolvency or resolution authority over the administrator for the LIBO Rate, which states that the administrator of the LIBO Rate has ceased or will cease to provide the LIBO Rate permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the LIBO Rate; or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of the LIBO Rate or a Relevant Governmental Body announcing that the LIBO Rate is no longer representative.

“Benchmark Transition Start Date” means (a) in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark

Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication) and (b) in the case of an Early Opt-in Election, the date specified by the Administrative Agent or the Required Lenders, as applicable, by notice to the Borrower, the Administrative Agent and the Lenders.

“Benchmark Unavailability Period” means, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the LIBO Rate and solely to the extent that the LIBO Rate has not been replaced with a Benchmark Replacement, the period (x) beginning at the time that such Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the LIBO Rate for all purposes hereunder in accordance with the Section titled “Effect of Benchmark Transition Event” and (y) ending at the time that a Benchmark Replacement has replaced the LIBO Rate for all purposes hereunder pursuant to the Section titled “Effect of Benchmark Transition Event.”

“Early Opt-in Election” means the occurrence of:

(1) a determination by the Administrative Agent that U.S. dollar-denominated syndicated credit facilities being executed at such time, or that include language similar to that contained in this Section titled “Effect of Benchmark Transition Event,” are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace the LIBO Rate, and

(2) the election by the Administrative Agent to declare that an Early Opt-in Election has occurred and the provision by the Administrative Agent of written notice of such election to the Borrower and the Lenders.

“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto, including without limitation the Alternative Reference Rates Committee.

“SOFR” with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark, (or a successor administrator) on the Federal Reserve Bank of New York’s Website.

“Term SOFR” means the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

5.Section 5.02(b)(iii) of the Original Credit Agreement is hereby deleted in its entirety and shall be replaced by the following:

“(iii)

a Fixed Charge Coverage Ratio of not less than (a) 1.20:1.00 from the date hereof through the end of the fiscal quarter ending September 30, 2019, (b) 1.25:1.00 during the fiscal quarter commencing October 1, 2019 through the end of the fiscal quarter ending December 31, 2019, (c) 1.00:1.00 during the fiscal quarter commencing January 1, 2020 through the end of the fiscal quarter ending December 31, 2020, and (d) 1.10:1.00 during the fiscal quarter commencing January 1, 2021 through the Maturity Date;”

6.Section 5.02(b)(v) of the Original Credit Agreement is hereby deleted in its entirety and shall be replaced by the following:

“(v)	minimum Liquidity of not less than Fifteen Million Dollars ($15,000,000.00); and”

7.A new Section 5.02(b)(vi) is added to the Original Credit Agreement as follows:

“(vi)

a Parent Debt Service Coverage Ratio of not less than (a) 1.25:1.00 during the fiscal quarter commencing April 1, 2020 through the end of the fiscal quarter ending December 31, 2020, and (b) 1.35:1.00 during the fiscal quarter commencing January 1, 2021 through the Maturity Date.”

8.Exhibit B and Exhibit B-2 of the Original Credit Agreement are hereby deleted and replaced with Exhibit B and Exhibit B-2 attached hereto and made a part hereof.

9.Additional Representations and Warranties.  Each Borrower represents and warrants as follows:

(a)It has taken all necessary action to authorize the execution, delivery and performance of this Amendment.

(b)This Amendment has been duly executed and delivered by each Borrower and constitutes such Borrower’s legal, valid and binding obligations, enforceable in accordance with its terms.

(c)No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by Borrowers of this Amendment.

(d)The representations and warranties contained in Article III of the Original Credit Agreement are true and correct in all material respects on and as of the date hereof, with the same force and effect as if made on and as of the date hereof (except for any representations and warranties that expressly refer to another date, which shall be true and correct in all material respects as of such date and except that with respect to the representations made as to employees pursuant to Section 3.17 of the Original Credit Agreement, such representations shall be to Borrower’s knowledge).

(e)No Event of Default or Default under the Original Credit Agreement has occurred and is continuing on the date hereof.

10.Continuing Validity.  Except as expressly amended hereby, the remaining terms and conditions of the Original Credit Agreement shall continue in full force and effect.  All future references to the “Credit Agreement” shall be deemed to include references to the Original Credit Agreement, as amended by this Amendment.

11.Successors and Assigns.  This Amendment shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto.

12.Multiple Counterparts.  For the purpose of facilitating the execution of this Amendment as herein provided and for other purposes, this Amendment may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute and be one and the same instrument.  Signatures delivered by facsimile or PDF shall have the same legal effect as originals.

13.GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, Borrower and Administrative Agent have caused this Amendment to be duly executed and delivered as a sealed instrument as of the date first written above.

BORROWER:

SSGT 3850 Airport RD, LLC

SSGT 500 Laredo St, LLC

SSGT 1500 E. Baseline Rd, LLC

SSGT 3175 Sweeten Creek Rd, LLC

SSGT 1600 Busse Rd, LLC

SSGT 12321 Western Ave, LLC

SSGT 197 Deaverview Rd, LLC

SSGT 75 Highland Center Blvd, LLC

SSGT 1027 N Washington Blvd, LLC

SSGT 701 Wando Park Blvd, LLC

SSGT 18804 Pines Blvd, LLC

SSGT 9811 Progress Blvd, LLC

SSGT 2380 Fenton St, LLC

SSGT 2280 N Custer Rd, LLC

SSGT 6888 N Hualapai Way, LLC

SSGT 2841 E. Riggs Rd, LLC

each a Delaware limited liability company

By:SmartStop Self Storage REIT, Inc.,

a Maryland corporation, its Manager

By:/s/ Michael S. McClure

Name: Michael S. McClure

Title:Chief Executive Officer

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

[Signature Page to First Amendment to Credit Agreement]

ADMINISTRATIVE AGENT AND LENDER:

KEYBANK NATIONAL ASSOCIATION

By:/s/ Christopher T. Neil

Name:Christopher T. Neil

Title:Vice President

LENDERS:

SUNTRUST BANK

By:/s/ Ryan Almond

Name:Ryan Almond

Title:  Director

FIFTH THIRD BANK

By:

Name:

Title:

FLAGSTAR BANK, FSB, a federally chartered savings bank

By:/s/ Michael J. Wentrack

Name:Michael J. Wentrack

Title:First Vice President

TEXAS CAPITAL BANK, N.A.

By:/s/ Brett Walker

Name:Brett Walker

Title:Senior Vice President

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

[Signature Page to First Amendment to Credit Agreement]

GUARANTOR CONFIRMATION

The undersigned hereby acknowledges and consents to the foregoing First Amendment to Credit Agreement and acknowledges and agrees that the undersigned remains obligated for the various obligations and liabilities of Borrower to the Administrative Agent and the Lenders under the Credit Agreement dated January 24, 2019, as amended, as provided for in that certain Guaranty dated January 24, 2019, executed by the undersigned.

SMARTSTOP SELF STORAGE REIT, INC., a Maryland corporation

By: /s/ Michael S. McClure

Name: Michael S. McClure

Title: Chief Executive Officer

SMARTSTOP OP, L.P., a Delaware limited partnership

By:	SmartStop Self Storage REIT, Inc., a Maryland corporation, its General Partner

By: /s/ Michael S. McClure

Name: Michael S. McClure

Title: Chief Executive Officer

[Guarantor Confirmation Page to First Amendment to Credit Agreement]